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                                                                EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-71788 and No. 33-80306) of Titan International, Inc. of our report dated February 18, 1998, appearing on page F-1 of this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



PRICE WATERHOUSE LLP

St. Louis, Missouri
March 26, 1998




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